Exhibit 99.1

When Art Meets AI: A Revolutionary Dialogue with Digital Human Mona Lisa on
Female Empowerment

NEW YORK, Mar. 27, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC) and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), have unveiled a creative digital artistry project (the “Project”) across various platforms including TikTok, the AI Catalysis Website, YouTube, and Instagram, which leverages AI-powered digital human technology to create an interactive and immersive digital experience to the audience. Seamlessly blending fine arts with contemporary technology, the iconic masterpiece, Mona Lisa, is reimagined as a vivid digital character in a video. The groundbreaking Project intends to make traditional artwork relevant in the digital modern world by innovatively engaging it in an insightful dialogue on critical social issues through a lifelike digital avatar.

In the newly released video of the Project, a thought-provoking conversation across time was created between Richard (@retrorelicsrich), a self-developed digital influencer, and Mona Lisa, the Leonardo da Vinci’s masterpiece which embodies the ideas of human nature and individualism during the Renaissance. The creative digital dialogue transcends time to explore the evolution of female rights and gender norms from the Renaissance to contemporary society, shedding light on the journey toward gender equality and female empowerment.

The digital recreation of Mona Lisa transforms the static masterpiece into a living artwork with the application of advanced lip-syncing technology, body animation, facial recognition, and big data-driven virtual character models. The seamless integration of ElevenLabs’ voice synthesis technology, along with Adobe’s video editing and visual effects software, enhances the storytelling, making it convincing and captivating for the audience.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company remarked, “This transformative digital creation sets a new standard for GDC’s ongoing endeavors for digital human interactions. With the application of our state-of-the-art AI-driven technologies, we aim to realize a blending of classic arts and modern technology, stimulating profound societal discussions among the audience. Moving forward, we will continue to invest in technological innovation to create new digital works that resonate with our audience and contribute to the social wellbeing.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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